UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Communications Systems, Inc.
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COMMUNICATIONS SYSTEMS, INC.

10900 Red Circle Drive

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 18, 2010

Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. (the “Company”) will be held at the Company’s offices located at 10900 Red Circle Drive, Minnetonka, Minnesota, on Tuesday, May 18, 2010 beginning at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect two directors to hold office until the 2013 Annual Meeting of Shareholders or until their successors are elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010; and
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement.

The Board of Directors has fixed the close of business on March 23, 2010 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

You may attend the meeting and vote in person, or you may vote by proxy.  To ensure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, whether or not you expect to attend in person.  Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors

David T. McGraw, Secretary

Minnetonka, Minnesota

April 6, 2010

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders that is being mailed with this Notice are available at www.ematerials.com/jcs

COMMUNICATIONS SYSTEMS, INC.

______________________________________________

PROXY STATEMENT FOR MAY 18, 2010 ANNUAL MEETING OF SHAREHOLDERS

______________________________________________

COMMUNICATIONS SYSTEMS, INC.

________________________________________________

PROXY STATEMENT

________________________________________________

GENERAL INFORMATION

Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. (“CSI” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held at the Company’s offices at 10900 Red Circle Drive, Minnetonka, Minnesota, on Tuesday, May 18, 2010, beginning at 10:00 a.m., Central Daylight Time, or at any adjournment or adjournments thereof.  The cost of this solicitation will be paid by the Company.  In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, email or in person.  The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse these banks and brokers for their reasonable out-of-pocket expenses.

Solicitation and Revocation of Proxies

Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a proxy by written request or in person at the Annual Meeting.  If not so revoked, the shares represented by that proxy will be voted by the persons designated as proxies in favor of the matters indicated.  In the event any other matters that properly come before the meeting require a vote of shareholders, the shares represented by the proxies will be voted by persons named as proxies in accordance with their judgment on these matters.  The Company’s corporate offices are located at 10900 Red Circle Drive, Minnetonka, Minnesota, 55343, and its telephone number is (952) 996-1674.  The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 6, 2010.

Voting Securities and Record Date

Only shareholders of record at the close of business on March 23, 2010 will be entitled to vote at the meeting.  As of March 23, 2010, the Company had outstanding 8,357,559 shares of $.05 par value Common Stock.   Each share of Common Stock is entitled to one vote.  Cumulative voting in the election of directors is not permitted.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

Under Minnesota law and the Company’s Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, but will be counted for purposes of determining whether there is a quorum.  For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  If the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, however, then that item must be approved by holders of a majority of the minimum number of shares that would constitute a quorum.  A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, but will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if a shareholder does not give that shareholder’s broker or nominee specific instructions, the shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval, but will be counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices.  Our governance policies are consistent with applicable provisions of the rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NASDAQ Stock Market (“NASDAQ”).  We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

You can access our corporate governance charters and other related materials in the “Investor Resources” section of our website under “Corporate Governance” at http://www.commsystems.com or by writing to our Corporate Secretary at:  Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343, or by sending an e-mail to our Corporate Secretary at DavidM@commsysinc.com.

The Board, Board Committees and Meetings

Meeting Attendance.  Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval.  Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders.  During 2009, the Board of Directors met five times.  Each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served, except for Mr. Roger H.D. Lacey who attended 60% of the meetings of the Board and committees on which he served.  Although Mr. Lacey’s duties as Senior Vice President, Strategy and Corporate Development at 3M Corporation require him to travel extensively in the United States and internationally, and as a result he was unable to attend at least 75% of the Board and committee meetings, Mr Lacey makes himself available to, and consults with, management and the Board of Directors of CSI between meetings on a frequent basis, and the Board believe his expertise in telecommunications and data communications markets make an invaluable member of the Board.  All of the current directors attended our 2009 Annual Meeting of Shareholders.

Board Committees.  Our Board of Directors has established the following committees: Audit, Compensation, Governance and Nominating, Finance, Public Responsibility and Executive.  Except as noted below, only members of the Board serve on these committees.  Following is information about each committee.

Audit Committee.  The Audit Committee is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company’s independent registered public accounting firm, oversight of the Company’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.  Deloitte & Touche LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee.  The Audit Committee operates under a formal charter that was most recently amended in June 2008.  The current members of the Audit Committee are Edwin C. Freeman (Chair), Luella G. Goldberg and Randall D. Sampson.  Mr. Freeman and Ms. Goldberg are each “independent” under SEC and NASDAQ rules. While Mr. Sampson qualifies as independent under SEC rules, he does not currently satisfy the NASDAQ independence definition because his father Curtis A. Sampson was an executive officer of the Company for part of the preceding three years.  Randall D. Sampson was nevertheless appointed by the Board to serve on the Audit Committee pursuant to a NASDAQ rule that gives a board the authority, under “exceptional and limited circumstances,” to appoint one individual to its audit committee for up to two years even though the person does not meet the NASDAQ independence definition.  The Board determined that exceptional and limited circumstances existed in May 2009 when another director retired as a director and from the Audit Committee.  The Board appointed Mr. Sampson to the Audit Committee after receiving the recommendation of the Governance and Nominating Committee that Mr. Sampson was well-qualified to serve on the Audit Committee, that it believed Mr. Sampson would exercise independent judgment with respect to matters coming before the Audit Committee, and that it believed appointing Mr. Sampson was in the best interest of the Company and its shareholders.  The Board of Directors has determined that Edwin C. Freeman qualifies as the Committee’s financial expert.  The Audit Committee met five times during 2009.  The report of the Audit Committee is found on page 18.

Compensation Committee.  The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of the Company’s chief executive officer and other executive officers, subject to final Board approval; oversees the establishment of performance goals and objectives for the Company’s executive officers; administers the Company’s incentive compensation plans; considers the adoption of other or additional compensation plans; and, provides oversight and final determinations with respect to the Company’s 401(k) plan, employee stock ownership plan and other similar employee benefit plans.  The Committee operates under a charter approved by the Board of Directors that was most recently amended in June 2008.  The current members of the Compensation Committee are Gerald D. Pint (Chair), Edwin C. Freeman and Roger H. D. Lacy.  The Committee met five times in 2009.  Further information regarding the Compensation Committee is provided beginning at page 11.

Governance and Nominating Committee.  The Governance and Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of Directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of the Board committees, facilitating Board self-assessment and reviewing and advising the Board regarding strategic direction and strategic management.  The Committee operates under a charter approved by the Board that was last amended in June 2008.  The current members of the Governance and Nominating Committee are Luella G. Goldberg (Chair), Roger H. D. Lacey and Gerald D. Pint.  Each of the members of the Governance and Nominating Committee is independent under NASDAQ listing standards.  The Committee met four times during 2009.

Finance Committee.  The Finance Committee is responsible for reviewing and approving the Company’s annual business plan and related operating budgets.  The Finance Committee interfaces with the Compensation Committee with respect to implementing compensation policies that support the Company’s annual business plan.  The Finance Committee is also responsible for overseeing and making recommendations about the financial operating policies and procedures relating to matters such as investment of excess cash, management of accounts receivable and inventory, purchases of capital equipment, travel, and employee benefits and perquisites.  The current members of the Committee are directors Randall D. Sampson (Chair), Edwin C. Freeman, Curtis A. Sampson and Jeffrey K. Berg, as well as Paul N. Hanson, the former Chief Financial Officer of the Company.  The Finance Committee met twice in 2009.

Public Responsibility Committee.  The Public Responsibility Committee is responsible for guiding and directing charitable giving by the Company and its subsidiaries.  In addition, as appropriate, the committee is responsible for reviewing and providing recommendations regarding CSI policies related to corporate social responsibility and public policy issues of significance to CSI, or policies that may effect CSI’s business operation, performance, or corporate reputation.  The current members of the Public Responsibility Committee are directors Jeffrey K. Berg (Chair), Luella G. Goldberg and Randall D. Sampson, as well as Karen Nesburg Bleick, the Company’s Vice President of Human Resources.  The Public Responsibility Committee did not meet in 2009.

Executive Committee.  Pursuant to Company’s bylaws, the Executive Committee has the authority to act on behalf of the Board of Directors and the Company with respect to matters requiring Board action that arise between meetings of the Board or otherwise as it has been authorized to act by the Board of Directors.  The current members of the Committee are Jeffrey K. Berg, Edwin C. Freeman, Gerald D. Pint and Curtis A. Sampson (Chair).  While members of the Executive Committee engaged in informal consultations during the year, this committee did not formally meet in 2009.

Director Independence

The Board of Directors has adopted director independence guidelines that conform to the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and listing standards of NASDAQ.  In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that each of the following directors qualifies as “independent” under NASDAQ listing standards: Edwin C. Freeman, Luella G. Goldberg, Roger H. D. Lacy and Gerald D. Pint.  Directors Curtis A. Sampson, Randall D. Sampson and Jeffrey K. Berg are not independent under NASDAQ listing standards.  Curtis A. Sampson does not qualify as independent because he is Chairman of the Company and also served as the Company’s Chief Executive Officer until June 2007; Jeffrey K. Berg does not qualify as independent because he is the Chief Executive Officer of the Company; and Randall D. Sampson does not qualify as independent because he is an immediate family member (the son) of Curtis A. Sampson, who served as an executive officer of the Company during part of the preceding three years.

Selecting Nominees for Election to the Board

The Governance and Nominating Committee is the standing committee responsible for recommending to the full Board of Directors the nominees for election as directors at our annual shareholder meetings.  In making its recommendations, the Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board, and works with management in attracting candidates with those qualifications.  In making its recommendations, the Committee considers, among other things, relevant experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, relationships and associations related to the Company’s business, personal health and a willingness to devote adequate time and effort to Board responsibilities, all in the context of an assessment of the perceived needs of the Company.

Although we have never received a submission in the past, the Governance and Nominating Committee will consider qualified candidates for director that are submitted by our shareholders.  Shareholders can submit qualified candidates, together with appropriate biographical information, to the Governance and Nominating Committee at:  Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.  Submissions will be forwarded to the Governance and Nominating Committee for review and consideration.  Any Shareholder desiring to submit a director candidate for consideration at our 2011 Annual Meeting of Shareholders must ensure that the submission is received by the Company no later than December 21, 2010 in order to provide adequate time for the Governance and Nominating Committee to properly consider the candidate.  A shareholder wishing to formally nominate a director candidate should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2011 Annual Meeting --Shareholder Nominations.”

Board Leadership

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board, although currently the two positions are separated as the Company’s former CEO, Curtis A. Sampson, continued as Chair after retiring as CEO.  This structure enables the Chair, in collaboration with other non-employee directors, to have an active role in setting agendas and establishing Board priorities and procedures.

Board Oversight of Risk Management

CSI faces a variety of risks, including operational risk, financial risk, compliance risk, legal risk, risk to its reputation and IT risk. To date the Board has informally discharged its responsibility for oversight of risk management both directly and through the Audit Committee.  In addition, the Board encourages management to incorporate risk management considerations into the Company's strategies and day-to-day business operations.  The Board is currently evaluating the best approach to discharging its responsibility for oversight of risk management, including whether to make it a subject it directly reviews primarily and regularly, or whether to formally delegate the primary role in discharging this responsibility to a Board committee.

Director Compensation

Compensation information paid to non-employee directors of the Company is set forth under the caption “Director Compensation” on page 16.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct (the “Code”) applicable to all of the Company's officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace.  The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company's financial reports. These guidelines are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company, and compliance with laws, rules and regulations concerning this periodic reporting.  A copy of the Code is available on the “Investor Resources” page of our website at http://www.commsystems.com/ under “Corporate Governance” and is also available, without charge, by writing to the Company’s Corporate Secretary at:  Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.  Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received.  By way of example, a complaint regarding accounting, internal accounting controls or auditing matters would be forwarded to the Chair of the Audit Committee for review.  Complaints and other communications may be submitted on a confidential or anonymous basis.

PROPOSAL 1 - Election of Directors

The size and structure of the Board of Directors presently consists of seven director positions, divided into three classes, with each class of directors serving staggered three-year terms.  Upon the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated and recommends that the Company’s shareholders elect, Curtis A. Sampson and Gerald D. Pint, each of whom currently serves as a director, for three-year terms expiring in 2013.  The Board of Directors believes that each nominee will be able to serve as a director.  Should a nominee be unable to serve, however, the persons named in the proxies have advised the Company that they would vote for the election of such substitute nominee as the Governance and Nominating Committee may recommend and the Board of Directors may propose.

The following table sets forth information regarding the nominees named above and other directors filling unexpired terms, including information regarding their principal occupations currently and for the preceding five years.

Nominees proposed for Election for Terms expiring in 2013
Gerald D. Pint (74)

GARY D. PINT has been a director of CSI since 1997.  He is currently a member of the Compensation Committee, serving as its Chair, and is also a member of our Governance and Nominating Committee and our Executive Committee.  Since 1993, Mr. Pint has provided telecommunications consulting services and served on the boards of three public companies: Hector Communications Corporation (2003 to 2006), Norstan Corporation (1982 to 1997) and Inventronix (1994 to 2004).  From 1959 to 1993, Mr. Pint was employed by 3M Corporation and held various sales and management positions at 3M business units that were engaged in manufacturing and selling electronic and telecommunications products.  In particular, from 1976 to 1982, Mr. Pint served as the Division Vice President of 3M’s Telecom Products Division, and from 1982 until his retirement in 1993 he served as Group Vice President of 3M’s Electro Telcom Group.   Mr. Pint’s background in and understanding of production and sales of telecommunications and electronics  products, as well as his executive level management experience, derived from a 34-year career at 3M Corporation, provide a valuable perspective in the Board’s governance of CSI’s telecommunications and data communications related businesses.

Curtis A. Sampson (76)

MR. CURTIS A. SAMPSON founded the Company in 1969 and has been a director since its inception.  He currently serves as Chair of CSI’s Board, and is also a member of the Board’s Executive Committee and Finance Committee.  He is also a director of Canterbury Park Holding Corporation, a public company engaged in pari-mutuel and card club wagering, and Solix, a process outsourcing firm focusing on government and commercial markets.  He is also a trustee of Viterbo University in LaCrosse, Wisconsin and a member of the Board of Overseers of the University of Minnesota’s Carlson School of Management.  Mr. Sampson was CSI’s Chief Executive Officer from 1969 to June 2007, when he retired from full time executive responsibilities. While CEO, in addition to providing leadership to CSI’s operations, Mr. Sampson managed numerous acquisitions and divestitures, including spin offs of two internally developed business units that were subsequently sold in transactions generating an aggregate of approximately $200 million in cash for their shareholders.  Over the course of his career, Mr. Sampson has also served on other of non-profit boards, telephone industry association boards and private company boards, including service as a director of the following public companies: Hector Communications (2003 to 2006), Nature Vision, Inc. (2001 to 2009) and North American Communications Corporation (1986 to 1988).  The distinctive perspective Mr. C.A. Sampson brings to the Board is his knowledge, gained over 40 years leading the Company, of CSI’s business, operations, markets, vendors, customers and employees in combination with his experience in business acquisitions and divestitures, perspective gained from serving on other boards and extensive executive management experience.

Directors Serving Terms Expiring in 2011

Edwin C. Freeman (54)

EDWIN C. FREEMAN has been a Director of CSI since 1988.  He is currently a member of the Audit Committee, serving as its Chair, and is our Audit Committee’s financial expert as that term is defined under the rules of the Securities and Exchange Commission.  He is also a member of our Finance Committee and our Compensation Committee.  Mr. Freeman currently serves as the Vice President and Chief Financial Officer of Bro-Tex Co., Inc. (paper and cloth wiper products, and carpet recycling) and has held other management positions in both operations and finance since joining Bro-Tex in March 1992.  After receiving his MBA from the Harvard Business School in 1981, and before joining Bro-Tex, Mr. Freeman held positions in investment banking and strategic planning.  Mr. Freeman brings strong executive management and financial management skills, as well as an in-depth knowledge of manufacturing processes similar to those used at CSI’s production facilities.  In addition, the Board benefits from Mr. Freeman’s deep understanding of our business and our products that he has acquired during twenty years of service on our Board.

Luella G. Goldberg (73)

 LUELLA G. GOLDBERG has been a Director of CSI since 1997 and currently serves as a member of our Governance and Nominating Committee serving as its Chair, our Audit Committee and our Public Responsibility Committee. She also is a member of the Board of TCF Financial Corporation (1988 to Present) and is a member of the Board of Overseers of the University of Minnesota’s Carlson School of Management (1979 to Present), in addition to currently serving on boards of several other educational and non-profit organizations. Over the past 35 years Ms. Goldberg has served on the boards of a number of corporations, including the following public companies: Hormel Foods Corporation (1993 to 2009), the Supervisory Board of ING Group based in Amsterdam, Netherlands (2001 to 2008) and which acquired ReliaStar Financial Corporation in 2001 (where she serve as a director from 1976 to 2000).  She also was a Trustee of University of Minnesota Foundation from 1975-2008 and its Chair from 1996 to 1998. She also served as a trustee of Wellesley College (1978 to 1996) and was its Acting President from July to October 1993.  Along with a number of other honors and awards that have recognized her achievements, in 2001 Ms. Goldberg received the Twin Cities Business Monthly’s Lifetime Achievement Award as Outstanding Director. Because of her vast experience serving as a director of a myriad of significant for-profit, educational and philanthropic organizations, Ms Goldberg brings special expertise in governance, as well as deep experience from a board perspective in addressing many of the wide variety of issues that the Company regularly faces.

Randall D. Sampson (52)

RANDALL D. SAMPSON has been a director since 1999.  He currently serves a member of our Finance Committee, serving as its Chair, and is also a member of our Audit Committee.  Mr. R.D. Sampson is the President and Chief Executive Officer, as well as a member of the Board, of Canterbury Park Holding Corporation (CPHC), positions he has held since 1994. CPHC is a public company based in Shakopee Minnesota which, led by R.D. Sampson, re-launched a failed pari-mutuel race track and stimulated the revival of Minnesota’s horse breeding and training industries. As a result, under his leadership, the Canterbury Park Racetrack has become a unique, family-friendly venue for live horse races and other entertainment, as well as pari-mutuel and card club wagering. Before becoming one of the three co-founders of CPHC in 1994, and after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of a large public accounting firm where he earned his CPA certification, subsequently gained experience as a controller of a private company, served as a chief financial officer of a public company and managed Sampson family interests in horse breeding and training.    The challenging nature of Canterbury Park’s business has demanded from its CEO an entrepreneurial mindset, attention to expense control, continuous innovation in marketing, and attention to the needs of customers, which, along with other qualities, Mr. R.D. Sampson uniquely brings to the governance responsibilities of the CSI Board.

Directors Serving Terms Expiring in 2012

Jeffrey K. Berg (68)

JEFFREY K. BERG is President and Chief Executive Officer of the Company and has been a director since June 2007 when he was appointed CEO.  Mr. Berg also Chairs the Public Responsibility Committee, and serves as a member of the Executive Committee and the Finance Committee.  Mr. Berg joined CSI in 1989 and served in various executive level positions until his appointment as Chief Operating Officer in March 2002, a position he held until 2007 when he was appointed CEO.  Before joining CSI, Mr. Berg was employed by AT&T from 1962 to 1989 where he was assigned management responsibility over various areas related to the production of AT&T’s telecommunications products and equipment.  At AT&T he gained experience in supervising manufacturing, quality control, human resources and IT elements of ATT’s telecommunications business, and also gained experience in product divestitures and plant relocations.  After joining CSI and until being appointed Chief Operating Officer, Mr. Berg’s experience has been a mix of supervising manufacturing and providing leadership in sales and marketing.  Mr. Berg brings to the Board a keen understanding of the telecommunications and data communications, extensive sales and marketing experience, personal relationships with key customers and demonstrated executive leadership abilities.  Additionally, Mr. Berg’s role as our Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.

Roger H.D. Lacey (59)

ROGER H.D. LACEY has been a director since 2008 and currently is a member of our Compensation Committee and Governance and Nominating Committee.  Mr. Lacey was recently named Senior Vice President, Strategy and Corporate Development at 3M Corporation, and from 2000 to 2009 was 3M’s Vice President, Corporate Strategy and Market Development.  Mr. Lacey’s career with 3M began in 1975 and from 1989 to 2000 he was assigned to 3M’s Telecom Division, holding various positions including Division Vice President.  He has also served as the General Manager of 3M’s UK based Electro-Telecommunications Division.  Mr. Lacey is currently a member of the Strategy Board based in Washington D.C., a member of The Conference Board -- Counsel of Strategic Planning Executives and a board member of Abbott Northwestern Hospital Foundation.  Also, Mr. Lacey was a founding member of the Innovation Lab at MIT.  In addition, as part of these duties for 3M, Mr. Lacey has also served on boards in China, Japan, Germany and Spain.  Mr. Lacey brings a unique perspective that combines familiarity with opportunities and challenges presented in telecommunications and data communications markets around the world and deep experience in how strategic planning can be used to evaluate competing opportunities and optimize the use of a company’s resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Ownership Table

The following table sets forth sets forth certain information with respect to the Company’s Common Stock beneficially owned by:  (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director, (iii) each Named Executive Officer listed under “Executive Compensation and Other Information,” and (iv) all officers and directors of the Company as a group, in each case based upon information available as of March 23, 2010 (unless otherwise noted).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Curtis A. Sampson †	1,642,794	(1)	19.6%
Paul N. Hanson 213 South Main Street Hector, MN 55342	620,348	(2)	7.4%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	585,964	(3)	7.0%
Jeffrey K. Berg †	556,319	(4)	6.7%
John C. Ortman 1506 17th Street Lawrenceville, IL 62439	543,350		6.5%
Ira Albert 1304 SW 160th Avenue Fort Lauderdale, FL 33326	519,151	(5)	6.2%
Putnam, LLC One Post Office Square Boston, MA 02109	497,856	(6)	6.0%
Mario J. Gabelli One Corporate Center Rye, New York 10580	461,500	(7)	5.5%
Edward C. Freeman†	41,367	(8)	*
Luella D. Goldberg†	36,400	(9)	*
Roger H.D. Lacy†	3,000	(10)	*
Gary D. Pint†	31,000	(11)	*
Randall D. Sampson†	90,824	(12)	1.1%*
David T. McGraw †	6,430	(13)	*
William Schultz †	4,236	(14)	*
All directors and executive officers as a group (12 persons)	1,910,272	(15)	22.5%

_____________________________________

*	Indicates less than one percent ownership.
†	A Director or a Named Executive Officer of the Company.
(1)

Includes  1,065,079 shares owned by Mr. Curtis A. Sampson directly, 7,000 shares held indirectly in a 1989 irrevocable trust, 16,323 shares owned by his spouse, as to which beneficial ownership is disclaimed, 11,124 shares held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is the sole trustee,  6,000 shares that may be purchased within 60 days from the date hereof pursuant to outstanding stock options, and  537,268 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan (“CSI ESOP”) of which Mr. Sampson is a Trustee.  Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP in excess of the 41,354 shares allocated to his CSI ESOP account as of December 31, 2009.

(2)

Includes   81,669 shares owned by Mr. Hanson directly, 1,411 shares owned by Mr. Hanson’s spouse, as to which Mr. Hanson disclaims beneficial ownership,   537,268 shares owned by the CSI ESOP, of which Mr. Hanson is a Trustee.  Mr. Hanson disclaims any beneficial ownership of shares owned by the CSI ESOP in excess of the 23,198 shares allocated to his CSI ESOP account as of December 31, 2009.

(3)

The aggregate number of shares held by Dimensional Fund Advisors LP (“Dimensional”) is owned by four investment companies and certain other commingled group trusts and separate accounts.  Dimensional possesses investment and/or voting power over the securities as reported on the most recent Schedule 13G filed with the Securities and Exchange Commission on March 8, 2010.

(4)

 Includes  19,051 shares owned by Mr. Berg directly, 537,268 shares owned by the CSI ESOP, of which Mr. Berg is a Trustee.  Mr. Berg disclaims any beneficial ownership of the shares owned by the CSI ESOP in excess of the 20,697 allocated to his CSI ESOP account as of December 31, 2009.

(5)

The aggregate number of shares listed above includes  shares owned by Albert Investment Associates, L.P.,  shares owned by Ira Albert personally, and  shares owned by accounts over which Ira Albert has discretionary voting and dispositive authority, as reported on the most recent Schedule 13G/A filed with the Securities and Exchange Commission on September 17, 2008.

(6)

The aggregate number of shares listed above are held by Putnam, LLC and Putnam Advisory Company, LLC, a wholly-owned subsidiary of Putnam, LLC, as reported on the most recent Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003.

(7)

The aggregate number of shares indicated includes shares owned by Gabelli Funds, LLC, by GAMCO Asset Management, Inc., by Teton Advisors, Inc. and by Mario J. Gabelli. Mario J. Gabelli is deemed to have beneficial ownership of the securities owned by each of the foregoing persons according to the most recent Schedule 13D filed with the Securities and Exchange Commission on March 6, 2010.

(8)

Includes 9,267 shares owned by Mr. Freeman directly, 2,100 shares owned by his spouse, as to he disclaims beneficial ownership, and 30,000 shares that may be purchased pursuant to currently exercisable stock options.

(9)	Includes 6,400 shares owned directly by Ms Goldberg, and 30,000 shares that may be purchased pursuant to currently exercisable stock options.
(10)	Includes 3,000 shares that may be purchased by Mr. Lacey pursuant to currently exercisable stock options.
(11)	Includes 1,000 shares owned directly by Mr. Pint and 30,000 shares that may be purchased pursuant to currently exercisable stock options.
(12)

Includes 32,524 shares owned by Mr. Randall Sampson directly, 28,300 shares owned by his children, and 30,000 shares that may be purchased pursuant to currently exercisable stock options.  Mr. Randall D. Sampson is the son of Mr. Curtis A. Sampson.

(13)	Includes 1,655 shares owned by Mr. McGraw directly and 4,775 shares allocated to his CSI ESOP account.
(14)	Consists of 4,236 shares allocated to Mr. Schultz’s CSI ESOP account.
(15)

Includes 1,186,157 shares owned by officers and directors as a group directly, 46,723 shares held by their respective spouses and children, 11,124 shares held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is the sole trustee, 129,000 shares that may be purchased by directors and officers within sixty days from the date hereof pursuant to outstanding stock options, and shares owned by the CSI ESOP.  Messrs. Curtis A. Sampson, Jeffrey K. Berg and Paul N. Hanson serve as Trustees of the CSI ESOP; Messrs. Berg, C. Sampson and P. Hanson disclaim beneficial ownership of the 537,268 shares held by the CSI ESOP, except for shares allocated to their respective accounts

* Indicates less than one percent ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’ officers, directors and beneficial holders of 10% or more of the Company’s securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5.  According to the Company’s records, all reports required to be filed during this period pursuant to Section 16(a) were timely filed.

Performance Evaluation

The graph below compares the total cumulative shareholders' return on the Company's Common Stock for the period from the close of the NASDAQ Stock Market -- U.S. Companies on December 31, 2004 to December 31, 2009, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "CRSP Index") and the CRSP Index for Nasdaq Telecommunications Stocks (the "Peer Index") over the same period. The index level for the graph and table was set to $100 on December 31, 2004 for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Role of the Compensation Committee and the Board

A primary responsibility of the Compensation Committee appointed by the Company’s Board of Directors is to review and approve or recommend for Board approval the compensation and other terms of employment of the Company’s Chief Executive Officer, other executive officers and other key employees.  The Compensation Committee carries out its responsibilities pursuant to a written charter adopted by the Board.  The Compensation Committee’s charter is available on the Company’s website, www.commsystems.com , by following the “Investor Resources” link to the “Corporate Governance” link under which there is a link to “Committee Composition and Committee Charters.”

The charter of the Compensation Committee requires that the Committee consist of no fewer than two board members who are not employees of or consultants to the Company and otherwise independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.  The charter also requires and, on an annual basis the Company’s Board of Directors determines, that each member of the Compensation Committee is:

•	“independent” as defined by NASDAQ;
•	a “non-employee director” under Section 16b-3 of the Securities Exchange Act of 1934, and
•	an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Under the Compensation Committee’s charter, the Committee has the authority to retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities.  Additional information regarding the primary responsibilities of the Compensation Committee and its current members is provided above under the caption “Corporate Governance and Board Matters – the Board, Board Committees and Meetings.”

The Board retains the authority to modify compensation strategy and policies as it determines in its discretion, to give final approval to the compensation and other terms of employment of the Company’s Chief Executive Officer and Chief Financial Officer based upon the recommendation of the Compensation Committee, and to review and adopt, or modify the recommendation of, the Compensation Committee regarding the compensation of other Named Executive Officers, as well as other executives of  the Company or its subsidiaries  Two of the three directors serving on the Compensation Committee also serve on the Board’s Governance and Nominating Committee, which also reviews the performance of the Company’s Chief Executive Officer, so that these individuals have the benefit of the Governance and Nominating Committee’s evaluation in setting the Chief Executive Officer’s compensation.

In recommending to the Board the compensation of the Named Executive Officers and other executives, the Compensation Committee solicits the advice and recommendations from the Company’s CEO, CFO and Vice President for Human Resources regarding compensation to be paid to executives other than themselves.  However, no executive officer of the Company has final authority with respect to determining the amount or form of compensation paid to any Named Executive Officer or other executives or non-employee directors, and the determination of compensation paid to the Named Executive Officers, other executives and to non-employee directors is entirely with the purview of the Compensation Committee and the Board of Directors as described above.  In determining or recommending to the full Board compensation payable to the Named Executive Officers and other executives, the Compensation Committee also uses executive compensation surveys as one point of reference, along with others, in making a judgment as to whether cash compensation paid by the Company is competitive with compensation paid by companies of a similar size and in comparable industries.  In addition, in connection with determining 2010 base salary compensation of the Named Executive Officers and other executives, the Compensation Committee was advised by W. J. Flynn & Associates, an independent consulting firm.

Compensation Philosophy and Overview of Executive Officer Compensation

The Company’s philosophy with respect to the compensation of the Company’s executive officers is based upon the following objectives:

•	Establish compensation at levels that will attract, retain and motivate executives that possess superior leadership and management abilities; and
•	Structure the forms of compensation paid in order that their interests will be closely aligned with Company’s in achieving superior financial performance.

With these objectives in mind, total compensation paid to executive officers currently consists of the following material elements:

•	base salary,
•	eligibility for bonus compensation,
•	eligibility for long-term cash incentive compensation under the Company’s PUP Plan discussed below,
•	contributions to CSI’s Employee Stock Ownership Plan and matching contributions to CSI’s 401(k) Plan.

The Compensation Committee believes these forms of compensation provide an appropriate combination of fixed and variable pay and incentives for short-term operational performance balanced with incentive to achieve long-term growth in the Company’s revenues and profitability.

Discussion of Elements of Executive Officer Compensation

Base Salaries.  Base salaries of the Company’s executive officers are generally established by reference to average base salaries paid to executives in similar positions with similar responsibilities.  Base salaries are reviewed annually in December of each year and adjustments are made effective as of January 1 of the following year.  In addition to seeking to offer compensation that is competitive, consideration is given by the Compensation Committee to both measurable financial factors, as well as subjective judgments regarding factors such as development and execution of strategic plans, changes in areas of responsibility, potential for assuming greater responsibility and the development and management of employees.  The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

Short-Term Incentive Plan.  Following each year, cash awards (“bonuses”) are paid based upon a plan that has been informally used for the last several years based on parameters set at the beginning of the year.  These bonuses are intended to provide executive officers with an opportunity to receive additional cash compensation, but only if justified by superior financial performance.  In 2009, the performance measures used to determine bonuses for each executive officer were

•	revenues (weighted 25%),
•	profits (weighted 65%),
•	average age of receivables (weighted 5%), and
•	inventory turns (weighted 5%).

The bonuses paid to those officers leading the entire enterprise, rather than a specific business unit, including the Company’s Chief Executive Officer, and Chief Financial Officer (the “Corporate Officers”), were determined based on applying these performance measures to the Company’s consolidated performance.  The bonus paid to business unit leaders was based on each respective business unit’s performance under each of these performance measures.  The potential target amount of an executive officer’s bonus is a percentage of base pay ranging from 25% to 70%.

Prior to the beginning of each year a target bonus opportunity is established for each executive officer, and, based on the Company’s budget, targets for revenue, profit, average age of receivables and inventory turns are established by the Committee in its discretion for each quarter and for the entire year.  One-half of each executive officer’s bonus is determined based upon how well actual quarterly results of the entire enterprise or the business unit, as applicable, in the four areas being measured compare to the quarterly targets for these performance measures, and one half of each executive officer’s bonus is determined based upon how well twelve-month results of the entire enterprise or the business unit, as applicable, in the four areas being measured compare to the annual targets for these performance measures.  Accordingly, at the end of each of the four quarters, quarterly results are evaluated in comparison to targets under each of the four performance measures described above and bonuses are determined as follows:

•	for Corporate Officers, a bonus is paid with respect to a performance measure if quarterly performance on a consolidated basis is at least 60% of the target for that performance measure, and
•	for business unit leaders a bonus is paid with respect to a performance measure if quarterly performance of the business unit is at least 80% of the target for that performance measure.

Similarly, following the end of the year, twelve-month results are evaluated in comparison to annual targets under each of the four performance measures described above and bonuses are determined as follows:

•	for Corporate Officers, a bonus is paid with respect to a performance measure if annual performance on a consolidated basis is at least 60% of the annual target for that performance measure, and
•

for business unit leaders a bonus is paid with respect to a performance measure if annual performance of the business unit is at least 80% of the target for that performance measure.  The bonus plan may be changed, suspended, or terminated at any time in the discretion of the Board of Directors.

Long-Term Incentive Compensation.

The Company offers executive officers and management (“the Participants”) the opportunity to earn long-term cash incentive compensation under its Performance Unit Plan (“PUP Plan”) that was implemented January 1, 2004 and amended effective January 1, 2006 and January 1, 2008.  Beginning in 2004, the performance measure selected to reward superior long-term performance under the PUP Plan had been return on total assets less cash and cash equivalents (“Return on Assets”) as this was regarded as an important measure of whether management is building shareholder value.  In 2008 the PUP Plan was modified to include performance measurements of operating income growth and revenue growth for executives. The performance targets for managers remained Return on Assets.

Annual target growth rates are set each year by the Committee prior to the start of the plan year. For executives 50% of the annual award is based on Return on Assets, 25% of the award on achievement of operating income growth and 25% of the award on achievement of revenue growth. Additionally the revenue growth target is a four-year cumulative target. This part of the award is only earned if the compounded target is attained by the end of the four year period. Under the PUP Plan, at the beginning of each even-numbered year (e.g., 2006, 2008, etc.) Participants receive awards that cover a four- year performance period.  The potential value of each award is determined based on the Participant’s position, and in each case the award represents the opportunity to earn cash incentive compensation if financial performance as measured by actual measurements is attained within a range of specified  goals that the Committee regards as superior financial performance for each of the four years.    Accordingly, each award includes an annual goal for each of the performance measurements for each Participant. Return on Assets, operating income growth and revenue growth are each calculated separately, with a minimum “threshold” of 80% achievement and a “maximum” of 150%. Specifically, in the 2009 PUP plan, each part of the award is then weighted 50% Return on Assets, 25% operating income growth and 25% revenue growth for executives or 100%. Return on Assets for other managers. This achievement is calculated for each of the four years covered by the award.  Under the PUP Plan, the executive officers earn the right to incentive compensation if these goals are achieved on a consolidated basis.  Other Participants earn the right to receive incentive compensation based on both their respective business units achieving the performance goals for that unit (weighted 75%) and the consolidated enterprise (weighted 25%).  Performance goals are set by the Committee in its discretion, and different goals are set for the entire enterprise and each business unit based on unique factors applicable to each.  Annually, following the completion of the fiscal year, achievement of the performance goals is measured for each participant and to the extent actual performance falls within the range of goals applicable to that participant, the participant is deemed to have earned the level of compensation that corresponds to that level of achievement.  However, payment of the amount earned during the first three years of the award is deferred to the end of the four-year period of the award, and at the end of the four-year period; participating employees receive cash payments that were earned in each of the four years.  Participating employees that resign before the termination of a four-year performance period forfeit any entitlement to cash payments for that period.

Retirement Plans.  The Company has established an Employee Stock Ownership Plan and Trust (“ESOP”) and Savings Plan and Trust (“401(k) Plan”).  Executive officers, including the Named Executive Officers, participate in the ESOP and 401(k) Plan on the same basis as all other employees of the Company.  Under the ESOP, the Company makes contributions on an annual basis to the ESOP to enable it to purchase a block of Company Stock which is then allocated to all eligible employees based on their compensation as a percentage of total payroll.  Under the 401(k) Plan, the Company matches 50% of each employee’s contribution to the 401(k) Plan up to the first 6% the employee may contribute as a percentage of his or her compensation.

Other Compensation.  The Company does not offer forms of compensation other than those described above.  In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

Summary Executive Compensation Table

The following table presents information regarding compensation earned in 2009 and 2008 for services in all capacities by (i) the Company’s Chief Executive Officer, and (ii) the two other most highly compensated executive officers of the Company in 2009 (together referred to as the “Named Executive Officers”).

Name and Current Position	Year	Salary ($)	Short Term Incentive Plan Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Jeffrey K. Berg President and Chief Executive Officer	2009 2008	371,423 347,769	285,369 261,124	190,152 282,365	14,656 13,443	861,600 904,701
David T. McGraw Chief Financial Officer	2009 2008	230,885 221,808	139,379 130,831	62,183 93,484	14,202 13,631	446,649 459,754
William Schultz General Manager, Transition Networks	2009 2008	178,685 164,304	95,465 107,082	50,920 75,518	14,832 12,446	339,902 359,350

___________________________________

(1)	Represents compensation earned in the years indicated under the short-term incentive plan described above.
(2)

Represents amounts earned in 2009 and 2008 under the Company’s Long-Term Incentive Compensation Plan described above for services performed in those years and accrued in the Company’s 2009 and 2008 financial statements.

(3)	See Other Compensation table below.

Other Compensation.

The following table sets forth the elements of “Other Compensation.”

Name

Year

Contributions To Defined Contribution Plan(a)

Non-Elective Contribution to CSI Defined Contribution Plan(b)

Total

Jeffrey K. Berg	2009 2008	7,258 6,543	7,398 6,900	14,656 13,443
David T. McGraw	2009 2008	7,258 6,543	6,944 7,088	14,202 13,631
William Schultz	2009 2008	7,258 6,543	7,574 5,903	14,832 12,446

___________________________________

(a)	Represents the contribution for the Named Executive Officer to the Company’s Employee Stock Ownership Plan and Trust.
(b)	Represents the Company match of Named Executive Officer’s contribution to the CSI’s 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End

None of the Named Executive Officers were granted any option in 2009 and none of these executives had any outstanding options at December 31, 2009.  No stock options or other equity awards have been granted to the Named Executive Officers, or other employees generally, since December 2004.

DIRECTOR COMPENSATION

Each non-employee member of the Board of Directors is currently paid a monthly fee of $1,000 plus $1,400 for each Board meeting attended and $1,200 for each Board Committee meeting attended in person and $500 for each Board or committee meeting attended by phone.  In addition, the chairs of each of the standing committees of the Board (Ms. Goldberg; Messrs. Freeman, Pint and R. D. Sampson) receive an annual fee of $1,000, and Messrs. Freeman and Pint each receive a monthly retainer of $250 for serving on the Board’s Executive Committee.  In addition to compensation paid for the committee meetings she attended, Ms Goldberg received $ 4,800 for services she provided in connection with leading a Board-approved project assigned to the Governance and Nominating Committee.

Under the Company’s Stock Plan, new non-employee directors receive an option to purchase 3,000 shares of the Company’s Common Stock upon their election to the Board, and, on the date of the Company’s annual shareholders meeting, each non-employee director standing for re-election or continuing in office receives an option to purchase 3,000 shares of the Company’s Common Stock.  All such options granted to non-employee directors vest six months after the date of grant and are exercisable over a ten-year period.  The purchase price of the shares of Common Stock that may be acquired upon exercise of these options is the fair market value of Common Stock on the date the options are granted.

Jeffery K. Berg, the Company’s Chief Executive Officer, receives no additional compensation for his service on the Board.  Paul J. Anderson retired as a director at the 2009 Annual Meetings of Shareholder.

The following table presents for 2009, the cash and other compensation paid by us to each of the Company’s Board members other than Mr. Berg, whose compensation is reported in the Summary Executive Compensation Table above.

Name	Fees Earned or Paid in Cash ($) (1)		Option Awards ($) (2)	Total ($)

Paul J. Anderson	11,000		0	11,000

Edwin C. Freeman	36,200		5,262	41,462

Luella G. Goldberg	44,500		5,262	49,762

Roger H. D. Lacey	22,900		5,262	28,162

Gerald D. Pint	32,900		5,262	38,162

Curtis A. Sampson	24,400	(3)	5,262	29,662

Randall D. Sampson	27,200		5,262	32,462

___________________________________

(1)	Represents cash retainer and meeting fees as described above.
(2)

Values expressed represent the actual compensation costs recognized by the Company during fiscal 2009 for equity awards granted in 2009 as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)

Mr. Curtis Sampson is the former Chief Executive Officer of the Company.  In addition to the compensation reported in this table, Mr. Sampson received cash compensation of $130,000 for consulting services in 2009. The agreement regarding consulting services by Mr. Sampson became effective on May 18, 2008, and is subject to review and requires renewal on an annual basis beginning in May 2009.

In 2009 Mr. Sampson was paid the cash and option compensation reported in the table above for service as a director on the same basis as other non-employee directors.

PROPOSAL 2 – Ratification of independent registered public accounting firm

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates have been the Company’s independent registered public accounting firm since 1982.  The Board of Directors, upon recommendation of the Audit Committee, is requesting shareholder ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2010.   A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following is a summary of the fees billed to the Company by the Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2008 The Audit Committee considered and discussed with the Deloitte & Touche LLP  the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s auditor. Tax work for the Company is provided by RSM McGladrey.

Fee Category	2009	2008
Audit Fees	$341,000	$351,000
Audit-Related Fees	79,000	28,000
Tax Fees	111,000	148,000
All Other Fees	—	—
Total Fees	$531,000	$527,000

Audit Fees.  This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees.  This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits, that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees.  This category consists of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and acquisitions. Since August of 2008, these services have been provided to the Company by RSM McGladrey.

Audit Committee Pre-approval Policies and Procedures

In addition to approving the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements, it is the policy of the Committee to approve all use of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement.  To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, it is the policy of the Committee to restrict the non-audit services that may be provided to the Company by the Company’s independent registered public accounting firm primarily to tax services and merger and acquisition due diligence and integration services and any other services that can clearly be designated as “non-audit” services, as defined by regulation.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting at the meeting in person or by proxy is required for approval.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for independent, objective oversight of the Company’s financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent registered public accounting firm in the financial reporting process.

The Audit Committee held five meetings in fiscal year 2009.  The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

During the meetings, the Audit Committee reviewed and discussed the Company’s financial statements with management and Deloitte & Touche LLP.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS 89 and 90 (Audit Committee Communications).

Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and this information was discussed with The Deloitte & Touche, LLP.

Based on the discussions with management and Deloitte & Touche LLP, the Audit Committee’s review of the representations of management and the report of the Deloitte & Touche, LLP , the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Edwin C. Freeman (Chair)     Luella Gross Goldberg    Randall D. Sampson

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

other information

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at:  Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received.  For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review.  Complaints and other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals for 2011 Annual Meeting

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules.  The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 20, 2011 and proxy materials in connection with that meeting are expected to be mailed on or about April 5, 2011.  Shareholder proposals prepared in accordance with the Commission’s proxy rules to be included in the Company’s Proxy Statement must be received at the Company’s corporate office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343, Attention:  President, by December 6, 2010, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2011 Annual Meeting of Shareholders.  Any such proposals must be in writing and signed by the shareholder.

The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business.  The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder’s intention to bring such business before the meeting.  To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting.  Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company’s Bylaws, which are available for inspection by shareholders at the Company’s principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes.  Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Shareholder Nominations.  The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected.  To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting.  The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company’s Bylaws, which are available for inspection by shareholders as described above.  If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Other Matters; Annual Report

Management knows of no other matters that will be presented at the meeting.  If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 2009.  Shareholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2009, as filed with the Securities and Exchange Commission, by writing to Secretary, Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

By Order of the Board of Directors,

David T. McGraw, Secretary

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2010

10:00 a.m. Central Daylight Time

Communications Systems, Inc.

10900 Red Circle Drive

Minnetonka, Minnesota

COMMUNICATIONS SYSTEMS, INC.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2010.

The undersigned hereby appoints Jeffrey K. Berg, Luella G. Goldberg and Edwin C. Freeman, or any of them, as proxies, with full power of substitution, to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held May 18, 2010, at 10:00 a.m. Central Daylight Time at the offices of Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

See reverse for voting instructions.

COMMUNICATIONS SYSTEMS, INC.	Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/jcs Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 17, 2010.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 17, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR the nominees below and Proposal 2.

1.	Election of directors:	01 Curtis A. Sampson 02 Gerald D. Pint	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ended December 31, 2010.	☐	For	☐	Against	☐	Abstain

3.	The proxies are authorized to vote in their discretion upon any other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED UNDER “ELECTION OF DIRECTORS” ABOVE AND “FOR” PROPOSAL 2.

Address Change? Mark Box Indicate changes below: ☐	Date	,2010

Signature(s) in Box

Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing.  When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

COMMUNICATIONS SYSTEMS, INC.	Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2010
10:00 a.m. Central Daylight Time

Communications Systems, Inc.

10900 Red Circle Drive
Minnetonka, Minnesota

Directions to the Communications Systems, Inc. Annual Meeting are available in the proxy statement which can be viewed at www.ematerials.com/jcs.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 18, 2010.

Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. will be held at 10900 Red Circle Drive, Minnetonka, Minnesota on May 18, 2010 at 10:00 a.m. Central Daylight Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report/10K are available at   www.ematerials.com/jcs

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed on the reverse side of this notice on or before May 6, 2010 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

1.	Election of Directors
2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ended December 31, 2010.
3.	The proxies are authorized to vote in their discretion upon any other matters as may properly come before the meeting.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/jcs

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 17, 2010.
•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/jcs. Follow the instructions to log in, and order copies.
Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
Email – Send us an email at ep@ematerials.com with “jcs Materials Request” in the subject line. The email must include:
•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
•	If you choose email delivery you must include the email address.
•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.